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                                                                    EXHIBIT 23.5

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Web Yes, Inc.:


We consent to the use of our report dated June 30, 1999 on the consolidated financial statements of Web Yes, Inc. and subsidiary as of December 31, 1997 and 1998 and for each of the years then ended incorporated by reference in the Registration Statement on Form S-3 and to the reference to our firm under the heading "Experts" therein.


                                          /s/ KPMG LLP


Boston, Massachusetts
November 8, 2000